Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Elizabeth Volpe
Brunswick Group
212-333-3810
Avanos@BrunswickGroup.com

Avanos Medical, Inc. Announces First Quarter 2019 Results
Announces Minority Stake in NeoMed, Inc.

ALPHARETTA, Ga., May 7, 2019/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported first quarter 2019 results.

“I’m pleased that we have delivered another quarter of top-line growth driven by continued momentum in our Interventional Pain and Digestive Health businesses and earnings in line with our expectations,” stated Joe Woody, Avanos’ chief executive officer. “We also deployed capital to make a minority investment in NeoMed, Inc., a market leader in specialized feeding and medication dosing for low birth weight, neonatal and pediatric patients, and a business we feel is a strong strategic fit with our Digestive Health portfolio.”

“In the second half of the year, we expect results to accelerate driven by our strategic investments in Coolief and our Acute Pain business returning to growth. Overall, we’re making meaningful strides in advancing our performance and are well-positioned to achieve our 2019 priorities.”

First Quarter 2019 Financial Highlights

•	First quarter net sales were $164 million, a 5 percent increase from the prior year. On a constant currency basis, sales increased 6 percent.

•	Net loss for the first quarter was $20 million, compared to net income of $20 million in the prior year. Adjusted net income for the quarter totaled $7 million, compared to $36 million a year ago.

•	Adjusted income from continuing operations totaled $7 million, compared to a loss of $5 million a year ago.

•	First quarter diluted earnings per share were $(0.43), compared to $0.43 a year ago.

•	Adjusted diluted earnings per share were $0.15, compared to $0.76 in the prior year.

•	Adjusted diluted earnings per share from continuing operations were $0.15, compared to $(0.10) in the prior year.

Operational and Business Highlights

•
On April 16, the company funded a $7 million minority investment in NeoMed, Inc., a market-leading medical device company focused on specialized feeding and medication dosing for low birth weight, neonatal and pediatric patients.

•
The company announced that six months after treatment, COOLIEF achieved statistically significant reductions in pain and improved function compared to hyaluronic acid injection in a study of knee osteoarthritis patients.

•	The company continues to transform its cost structure with the deployment of a new IT system in its EMEA region, on May 1.

First Quarter 2019 Operating Results
Net sales totaled $164 million, a 5 percent increase compared to the prior year, including Game Ready, which contributed 6 percent of the growth. Excluding Game Ready, continued strong demand in Interventional Pain and Digestive Health was offset by lower volume in Respiratory Health due to a moderate cold and flu season and the expected lower volume in Acute Pain, resulting in overall flat organic volume. One percent unfavorable currency exchange rates also impacted performance.

Operating loss was $25 million compared to a loss of $7 million a year ago. On an adjusted basis, operating profit was $10 million, compared to $2 million a year ago, which includes $28 million of costs previously allocated to the Surgical and Infection Prevention business (S&IP). Higher sales volumes were offset by expected dis-synergies due to the S&IP divestiture and investments in direct-to-patient advertising, clinical studies and sales force expansion to fuel growth.

Adjusted EBITDA for the quarter was $14 million, compared to $59 million in the prior year.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $36 million compared to an inflow of $17 million a year ago. The decrease was due primarily to lower net income and higher capital expenditures. The company’s cash balance was $348 million at the end of the quarter, compared to $385 million at year-end 2018.

Total debt at the end of the first quarter totaled $248 million, consisting of unsecured notes, compared to $248 million at year-end 2018.

2019 Key Planning Assumptions
The company maintains its full-year 2019 adjusted diluted earnings per share outlook of $1.15 to $1.35. Additionally, the key planning assumptions that it provided on its year-end 2018 conference call, on February 26, remain unchanged.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
• Expenses associated with restructuring activities, including IT-related charges.

•	Expenses associated with the divestiture of the S&IP business.

•	The gain on sale and associated expenses related to the divestiture of the S&IP business.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.
• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.

•	Prior year charges associated with internal policy changes.
• Certain acquisition and integration charges related to the acquisition of Game Ready.
• Benefit associated with regulatory tax reform.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10130651. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; S&IP separation execution; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018	Change
Net Sales	$164.2	$156.4	5.0%
Cost of products sold	65.4	65.3	0.2
Gross Profit	98.8	91.1	8.5
Research and development expenses	10.2	9.9	3.0
Selling and general expenses	106.4	86.4	23.1
Other expense, net	6.8	1.8	N.M.
Operating Loss	(24.6)	(7.0)	251.4
Interest income	2.4	1.0	N.M.
Interest expense	(3.7)	(8.8)	(58.0)
Loss Before Income Taxes	(25.9)	(14.8)	75.0
Income tax benefit	5.6	3.5	60.0
Loss from Continuing Operations	(20.3)	(11.3)	N.M.
Income from discontinued operations, net of tax	—	31.5	N.M.
Net (Loss) Income	$(20.3)	$20.2	N.M.

Interest expense, net	1.3	7.8	(83.3)
Income tax (benefit) provision	(5.6)	6.1	N.M.
Depreciation and amortization	8.4	7.8	7.7
EBITDA	$(16.2)	$41.9	N.M.

Basic (Loss) Earnings Per Share
Continuing operations	$(0.43)	$(0.24)	N.M.
Discontinued operations	—	0.67	(100.0)
Net income	$(0.43)	$0.43	N.M.
Diluted (Loss) Earnings Per Share
Continuing operations	$(0.43)	$(0.24)	N.M.
Discontinued operations	—	0.67	(100.0)
Net income	$(0.43)	$0.43	N.M.

Common Shares Outstanding
Basic	47.5	46.9
Diluted	47.5	46.9

AVANOS MEDICAL, INC.
DISCONTINUED OPERATIONS SUMMARY
(unaudited)
(in millions, except per share amounts)

	Income from Discontinued Operations
	Three Months Ended March 31,
	2019	2018
Net Sales	$—	$264.0
Cost of products sold	—	194.5
Research and development	—	0.9
Selling and general expenses	—	27.2
Other expense, net	—	0.3
Income before income taxes	—	41.1
Tax benefit (provision)	—	(9.6)
Income from Discontinued Operations, net of tax	$—	$31.5

Earning per share from discontinued operations:
Basic	$—	$0.67
Diluted	—	0.67

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended March 31,
	2019	2018
As reported	$98.8	$91.1
Gross profit margin, as reported	60.2%	58.2%

Restructuring and IT charges	0.6	—
Post divestiture transition charges	0.4	—
Intangibles amortization	1.3	0.9

As adjusted non-GAAP	$101.1	$92.0
Gross profit margin, as adjusted	61.6%	58.8%

	Operating Profit(a)
	Three Months Ended March 31,
	2019	2018
As reported	$(24.6)	$(7.0)

Restructuring and IT charges(b)	2.0	2.9
Post divestiture transition charges(c)	18.7	—
Acquisition-related charges	0.7	—
Litigation and legal(d)	8.7	1.7
Intangibles amortization	4.9	4.5

As adjusted non-GAAP	$10.4	$2.1
__________________________________________________

(a)	For the three months ended March 31, 2018, operating profit includes $27.9 million of costs no longer allocated to the S&IP business.

(b)	Except for amounts impacting gross profit (see “Gross Profit” table), restructuring and IT charges are included in “Selling and general expenses.”

(c)
In the three months ended March 31, 2019, post divestiture transition charges includes $0.4 million in “Cost of products sold” (see “Gross Profit” table), $20.3 million in “Selling and general expenses” and $2.0 million of income in “Other expense, net.”

(d)	Acquisition related charges include $0.1 million in “Research and development expenses” and $0.6 million in “Selling and general expenses.”

(e)	Litigation and legal expenses are included in “Other expense, net.”

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended March 31,
	2019	2018
As reported	$(25.9)	$(14.8)

Restructuring and IT charges	2.0	2.9
Post divestiture transition charges	18.7	—
Acquisition-related charges	0.7	—
Litigation and legal	8.7	1.7
Intangibles amortization	4.9	4.5

As adjusted non-GAAP	$9.1	$(5.7)

	Tax (Provision) Benefit
	Three Months Ended March 31,
	2019	2018
Tax (provision) benefit, as reported	$5.6	$3.5
Effective tax rate, as reported	21.6%	23.6%

Tax effects of adjusting items	(7.8)	(2.5)

As adjusted non-GAAP	$(2.2)	$1.0
Effective tax rate, as reported	24.2%	17.5%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income from Continuing Operations
	Three Months Ended March 31,
	2019	2018
As reported	$(20.3)	$(11.3)
Diluted EPS, as reported	$(0.43)	$(0.24)

Restructuring and IT charges	2.0	2.9
Post divestiture transition charges	18.7	—
Acquisition-related charges	0.7	—
Litigation and legal	8.7	1.7
Intangibles amortization	4.9	4.5
Tax effects	(7.8)	(2.5)

As adjusted non-GAAP	$6.9	$(4.7)
Diluted EPS, as adjusted	$0.15	$(0.10)

	Income from Discontinued Operations, net of tax
	Three Months Ended March 31,
	2019	2018
As reported	$—	$31.5
Diluted EPS, as reported	$—	$0.67

Divestiture-related charges	—	12.2
Tax provision	—	(3.2)

As adjusted non-GAAP	$—	$40.5
Diluted EPS, as adjusted	$—	$0.86

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended March 31,
	2019	2018
As reported	$(20.3)	$20.2
Diluted EPS, as reported	$(0.43)	$0.43

Restructuring and IT charges	2.0	2.9
Post Divestiture transition charges	18.7	—
Divestiture-related charges	—	12.2
Acquisition-related charges	0.7	—
Litigation and legal	8.7	1.7
Intangibles amortization	4.9	4.5
Tax provision	(7.8)	(5.7)

As adjusted non-GAAP	$6.9	$35.8
Diluted EPS, as adjusted	$0.15	$0.76

	EBITDA
	Three Months Ended March 31,
	2019	2018
EBITDA, as reported	$(16.2)	$41.9

Restructuring and IT charges	2.0	2.9
Post Divestiture transition charges	18.7	—
Divestiture-related charges	—	12.2
Acquisition-related charges	0.7	—
Litigation and legal	8.7	1.7

Adjusted EBITDA	$13.9	$58.7

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended March 31,
	2019	2018
Cash (used in) provided by operating activities	$(23.1)	$26.3
Capital expenditures	(12.5)	(9.6)
Free Cash Flow	$(35.6)	$16.7

2019 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$(0.70)	to	$(0.21)
Intangibles amortization	0.30	to	0.30
Restructuring and IT charges	0.51	to	0.35
Post Divestiture-related charges	0.72	to	0.67
Acquisition and integration expenses	0.04	to	0.01
Other	0.28	to	0.23
Adjusted diluted earnings per share (non-GAAP)	$1.15	to	$1.35

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$348.3	$384.5
Accounts receivable, net of allowances	135.0	150.5
Inventories	129.6	121.4
Prepaid expenses and other current assets	47.1	57.2
Total Current Assets	660.0	713.6
Property, Plant and Equipment, net	159.6	154.1
Operating lease right of use assets	54.9	—
Goodwill	783.7	783.6
Other Intangible Assets, net	163.2	168.2
Deferred Tax Assets	6.2	6.3
Other Assets	6.4	7.6
TOTAL ASSETS	$1,834.0	$1,833.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligations	$11.7	$—
Trade accounts payable	148.8	169.9
Accrued expenses	77.9	94.4
Total Current Liabilities	238.4	264.3
Long-Term Debt	247.9	247.7
Operating lease obligations	57.7	—
Deferred Tax Liabilities	4.4	4.4
Other Long-Term Liabilities	5.5	19.8
TOTAL LIABILITIES	553.9	536.2
Stockholders’ Equity	1,280.1	1,297.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,834.0	$1,833.4

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net (loss) income	$(20.3)	$20.2
Depreciation and amortization	8.4	7.8
Net loss on asset dispositions	0.2	0.8
Changes in operating assets and liabilities	(15.9)	(6.6)
Deferred income taxes and other	4.5	4.1
Cash (Used in) Provided by Operating Activities	(23.1)	26.3
Investing Activities
Capital expenditures	(12.5)	(9.6)
Cash (Used in) Provided by Investing Activities	(12.5)	(9.6)
Financing Activities
Debt repayments	—	(40.0)
Purchase of treasury stock	(1.9)	(0.1)
Proceeds from the exercise of stock options	0.2	3.4
Cash (Used in) Provided by Financing Activities	(1.7)	(36.7)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	1.1	3.4
(Decrease) Increase in Cash and Cash Equivalents	(36.2)	(16.6)
Cash and Cash Equivalents - Beginning of Period	384.5	219.7
Cash and Cash Equivalents - End of Period	$348.3	$203.1

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

			Three Months Ended March 31,
			2019	2018	Change
Chronic care			$100.0	$97.1	3.0%
Pain management			64.2	59.3	8.3
Total Net sales			$164.2	$156.4	5.0%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change	5%	6%	—%	(1)%	—%
_______________________________________________

(a)	Volume includes incremental sales of Game Ready products.

(b)	Other includes rounding.